UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 27, 2005

NeoPharm, Inc.

(Exact name of registrant as specified in charter)

Delaware	33-905163	51-0327886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 Lakeside Drive, Waukegan, IL

60085

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(847) 887-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 8.01.  Other Events

(a)           On December 27, 2005, NeoPharm, Inc. issued a press release announcing the recommendation of the independent Data Monitoring Committee that the Company’s PRECISE Trial for cintredekin besudotox (IL-13 PE38QQR) continue as planned under the approved protocol.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, Item 8.01(a), including Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject or the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

(b)           On December 27, 2005, NeoPharm, Inc. (the “Company”) announced that it had been notified by the independent Data Monitoring Committee (the “DMC”) for the PRECISE Trial that the DMC was recommending that the PRECISE Trial continue as planned under the approved protocol.

A total of 294 patients were enrolled in the PRECISE Trial (the “Trial”), with 276 patients with confirmed recurrent Glioblastoma Multiform.  The enrolled patients will continue to be monitored as the Trial progresses towards the interim efficacy analysis at 160 deaths and the final efficacy analysis at 215 deaths, if necessary.  These events are currently estimated to occur late in the second quarter of 2006, and late in the fourth quarter of 2006 or early 2007, respectively.

Item 9.01.   Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit 99.1                            Press Release dated December 27, 2005 announcing recommendation of independent Data Monitoring Committee to allow PRECISE Trial to continue under the approved protocol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

		By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer
(Principal Accounting Officer and
Principal Financial Officer)

Date:	December 27, 2005